As filed with the Securities and Exchange Commission on April 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Binah Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-3276689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Binah Capital Group, Inc. 2024 Equity Incentive Plan

(Full title of the plan)

Craig Gould

Chief Executive Officer

80 State Street

Albany, NY 12207
(212) 404-7002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gerry Williams
Penny J. Minna
DLA Piper LLP (US)
One Atlantic Center
1201 West Peachtree Street, Suite 2900
Atlanta, GA 30309
(404) 736-7891

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Binah Capital Group, Inc. (the “Company” and the “Registrant”) to register an additional 336,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that became available for issuance under the Company’s 2024 Equity Incentive Plan (the “Plan”) as a result of the automatic annual increases to the share reserve that occurred on January 1, 2025 in the amount of  160,000 shares and on January 1, 2026 in the amount of 176,000 shares, pursuant to the evergreen provision set forth in the Plan.

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-286609) with the Securities and Exchange Commission (the “Commission”) on April 17, 2025 to register 1,600,000 shares of Common Stock issuable under the Plan, (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 31, 2026;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 2, 2025

•	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the document referred to in (1) above; and

•	The description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of Binah Capital Group, Inc. (incorporated by reference to Exhibit 3.1 to Binah Capital Group, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 22, 2024)
4.2	Bylaws of Binah Capital Group, Inc. (incorporated by reference to Exhibit 3.2 to Binah Capital Group, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 22, 2024)
4.3	Certificate of Designations of the Series A Convertible Participating Preferred Stock (incorporated by reference to Exhibit 4.5 to Binah Capital Group, Inc.’s Form 8-K, filed with the SEC on March 21, 2024).
4.3.1	Amended and Restated Certificate of Designations of the Series A Junior Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Binah Capital Group, Inc.’s Form 8-K filed with the SEC on December 26, 2024).
4.4	Certificate of Designations of the Series B Junior Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Binah Capital Group, Inc.’s Form 10-Q for the Quarterly Period ended September 30, 2024, filed with the SEC on November 14, 2024).
4.4.1	Amended and Restated Certificate of Designations of the Series B Junior Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Binah Capital Group, Inc.’s Form 8-K, filed with the SEC on February 27, 2026).
5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).
23.2*	Consent of FGMK LLC, independent registered public accounting firm for Binah Capital Group, Inc.
24.1*	Power of Attorney (included on signature page).
99.1	Binah Capital Group, Inc. 2024 Equity Incentive Plan incorporated by reference to Binah Capital Group, Inc.’s Registration Statement on Form S-8 (Reg. No. 333-286609) filed with the SEC on April 17, 2025).
99.2	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.1 to Binah Capital Group, Inc.’s Form 10-Q for the Quarterly Period ended June 30, 2025 filed with the SEC on August 13, 2025).
99.3	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Binah Capital Group, Inc.’s Form 10-Q for the Quarterly Period ended June 30, 2025 filed with the SEC on August 13, 2025).
99.4	Form of Director Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Binah Capital Group, Inc.’s Form 10-Q for the Quarterly Period ended June 30, 2025 filed with the SEC on August 13, 2025)
99.5	Form of Executive Officer Stock Option Agreement (incorporated by reference to Exhibit 10.4 to Binah Capital Group, Inc.’s Form 10-Q for the Quarterly Period ended June 30, 2025 filed with the SEC on August 13, 2025).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this April 2, 2026.

Binah Capital Group, Inc.

By:	/s/ Craig Gould
Name:	Craig Gould
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig Gould, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig Gould Craig Gould	Chief Executive Officer and Director (Principal Executive Officer)	April 2, 2026

/s/ David Shane David Shane	Chief Financial Officer and Director (Principal Financial Officer)	April 2, 2026

/s/ David Crane David Crane	Director	April 2, 2026

/s/ Daniel Hynes Daniel Hynes	Director	April 2, 2026

/s/ Joel Marks Joel Marks	Director	April 2, 2026